UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


                Date of Event Requiring Report: December 11, 2003
                                              --------------------


                          INTERNATIONAL WIRELESS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)


           Maryland                     000-27045                36-4286069
----------------------------    ------------------------   ------------------
(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
of Incorporation)                                         Identification No.)


                               25 Mound Park Drive
                              Springboro, OH 45036
                   ------------------------------------------
                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (937) 748-2937
                                                         ------------------



           -----------------------------------------------------------
          (Former name or former address, if changes since last report)


ITEM  1.  CHANGES IN CONTROL OF REGISTRANT.

          Not applicable.


ITEM  2.  ACQUISITION OR DISPOSITION OF ASSETS.

        Not applicable.

ITEM  3.  BANKRUPTCY OR RECEIVERSHIP.

          Not applicable.


ITEM  4.  CHANGES IN REGISTRANT'S CERTIFIYING ACCOUNTANTS.

          Not applicable.


ITEM  5.  OTHER EVENTS.

     On December 11, 2003, the Registrant entered into an Acquisition Agreement to acquire one hundred percent of Precision Metal Industries, Inc. a Florida corporation with its principal place of business located in Pompano Beach, Florida (hereinafter "Precision").

     The closing under the Acquisition Agreement will consist of $4,500,000 in cash and a stock for stock exchange in which the Registrant will acquire all of the issued and outstanding common stock of Precision in exchange for the issuance of 1,000,000 restricted shares of its common stock. The Agreement calls for all shares to be transferred to an escrow agent for up to six months until the $4,500,000 in cash is satisfied.

     THE COMPANY

     Precision has been a full service metal manufacturing company for almost 18 years, engaged in the design, development and manufacturing of commercial and industrial metal solutions for aerospace, medical, entertainment and information security. Precision has developed a customer-focused strategy of assisting business as they keep pace with rapidly evolving technology requirements. Precision's unique build to suit program features a "turnkey" approach, which includes material selection, design expertise, manufacturing capabilities, and strategies to accommodate future growth. Maintaining the technological cutting edge throughout the process ensures complete quality control and augments Precision's full service capabilities.

     Precision is a full service metal and steel operation offering a complete range of services to the commercial and industrial markets. A member of local and national Sheet Metal and Steel trade organizations, Precision has the ability to assist with any design, implementation, or production around the block and throughout the world. Precision has developed an ability to offer assistance with design and working with the client on redevelopment strategies to strengthen the profitability of existing assets.

     Precision is able to offer "turn-key" services to its customers in all markets. Their operation is active in Homeland Security through their direct contracts with Siemens, Lockheed Martin, General Dynamics, Honeywell and Cross Match. Precision offers full service capabilities and can design and construct any product their customer requires. Their prior experience in parts manufacturing using steel, aluminum, brass, bronze, titanium or sheet metal parts as well as their state of the art manufacturing facilities can be of tremendous benefit to our Company. The versatile Precision manufacturing system allows them to customize any product to meet their precise requirements and can offer innovative, multipurpose solutions. Precision can also assist with the modifications to existing units to add value and make these products suitable to current needs.

     Precision is an 18 year old company that started off specializing in precision sheet metal products primarily for the electronics industry. Through the years they have grown the company. The Electronics industry, being very diversified, has taken them into many fields of manufacturing business. They have always been heavily involved in avionics, manufacturing chassis, enclosures, instrument panels, lighting systems and printer housings for all types of airline and military requirements. They work hand to hand with their customers in the engineering stages of their projects, providing them with manufacturing, insight to minimize cost and quality problems. Their engineering staff is experienced at analyzing products to reduce the number of parts within each assembly thus minimizing the amount of time to produce the products including switching stations.

     Quality parts are their main reason for our existence. They have recently upgraded their quality control system and manual to an AS90100 quality system. The system exceeds the requirements specified in ISO 9002 and is the ultimate in any commercial or military requirement. Their standards are all written, audited and trained to their personnel throughout the company. Not only does their system get audited by outside agencies, but they provide internal audits themselves to ensure their system provided for high quality products. This is their number one mission in the company and they have extensive procedures designed to achieve out status as a high quality manufacturer.

State of the art Equipment

     Precision has created a facility with the latest state of the art equipment and systems within the state of Florida. They have a laser machine teamed up with three turret presses that can produce any shape of product that a client can conceive of. They are a full service manufacturer that provides for every process needed to manufacture the products complete. Their processes include precision forming, welding, assembly, painting silk screening, assembly, machining, spot welding and complete assembly. They utilize the latest in inspection techniques for inspecting products made in their process. By utilizing their Automated Fabrivision, they can optically inspect their 1st piece with an accuracy of .002 inches and a timeframe of less than 5 minutes. This machine will provide a 1st article report on every dimension showing the parts accuracy and any variances. This minimizes machine downtime and insures a quality part.

     Precision is the "Cutting Edge" Precision Metal Industries utilizes the latest in shop floor control by having a full blown M.R.P. (Manufacturing Requirements Planning) system. This computer system is utilized to quote their products, produce work instructions, product scheduling, capacity planning, cost control, inventory management, and employee efficiency, shipping/receiving and invoicing. This is a bar coded system that automatically inputs computer information into their system to be utilized in every aspect of their business. They can virtually look up any information needed with regard to cost, status, efficiency, work center or inventory on a real time basis.

Design & Engineering

     Precision's engineering staff has the latest state of the art CAD/CAM systems. They use Auto Cad 2001, Metalsoft cam/cad. They are also able to read and use Solid Works and Pro E cad files. It is a standard procedure for their customers to provide them with Email attachments of drawings to manufacture. From this point they can automatically unfold any part and automatically recalculate the dimensions in a flat layout form. From there, the computer automatically generates a tool cut path for their engineers to approve. Once their engineers approve, they can download to the equipment selected to run the equipment selected to run the part and run the part within 5 minutes from the time the customer sent the print in. Their 1st piece inspection will utilize the customer CAD file as an inspection to check their product being run, all automatically.

Locations

     Precision's facilities are separated into 2 locations. The main facility is in Pompano Beach, while the 2nd plant is in Plantation Florida. Both plants are approximately 36,000 square feet totaling 72,000 square feet. The facilities are designed for manufacturing and have intensive power to accommodate any equipment changes. They handle all incoming and outgoing freight with dock high loading.

Precision Team

Gregory S. Wilson, Precision's President & CEO, has 20+ year executive career in the sheet metal industry. Mr. Wilson has been the majority owner of Precision since 1996 through a management buyout from Carter & Crawley. During his reign he has instituted major improvements at Precision including a purchases of a full-fledged MRP system, a state of the art laser machine, and an optical inspection machine just to mention a few. These improvements have enabled Precision to pursue a much more profitable and sophisticated client niche. He was the General Manager of Carter & Crawley Precision Metal Industries from 1986 to 1996, and the General Manager of Wilson Concepts of Florida, Inc., a company started by his uncle in 1981. Mr. Wilson holds a B.A. Degree in Electronics from the United Electronics Institute in Louisville, Kentucky.

Gerald E. Flint, Vice President, is a major shareholder and the 2nd in command at Precision. Mr. Flint has headed the Operations area at Precision since its inception in 1996. He had previously acted in the same capacity at Carter & Crawley Precision Metals, which he joined in 1987. Prior to that he has been a Plant Manager with Boca Metals from 1985 to 1987, and a Plant Manager with Bi-Link Metal Specialties. In addition, he is a Certified Tool & Die maker, a Certified ISO9000 Internal Auditor, has received training in Lean Manufacturing, S.P.C., Six Sigma and C.O.Q. Mr. Flint has attended several business classes at University of Connecticut, Torrington. He is also a graduate of Wolcott Tech. in Connecticut where he became certified in Tool & Die making.

Vesa J. Anttila has been PMI's Controller since the early 2001. He brings to the mix over 7 years of experience as Controller, 4 of which have been obtained in manufacturing. His main duty is to generate timely financial reports based on the Generally Accepted Accounting Principles. Mr. Anttila is also accountable for compiling Precision's Cost Accounting data to ensure continuous job profitability. In addition, he is responsible for the Internal Controls, Human Resources as well as maintaining the MRP system, Fabritrak. Before arriving at Precision he was employed in a similar capacity by a printed circuit board manufacturer, Pronto Circuit Technologies. The rest of his work experience includes international banking, insurance and public accounting, bulk of it obtained with publicly traded companies. He has an MBA in Finance from Kelley School of Business at Indiana University, Bloomington, and a B.A. in Business from Southern Illinois University. As an Enrolled Tax Agent, he is also enrolled to practice before the Internal Revenue Service. He speaks Finnish and Swedish fluently.

Donna D. Richards is the Customer Planning & Service Manager for Precision. In her current capacity she is responsible for setting the pace on the shop floor. After a winning customer quote, Ms. Richards becomes the point person between the customer and Precision. This is exactly where her 15+ years of experience in the field of Manufacturing MRP and electronics comes into play. She was previously the Purchasing Manager for NRC Electronics, Associate Manager of Instruments Manufacturing at Telectronics Pacing Systems, and Senior Materials Planning Analyst at Motorola where she also received much-coveted Six Sigma Training. She attended Nova University where she majored in Psychology, and also took several business courses. Her membership in the Gold Coast Chapter of National Association of Purchasing Managers enables her to stay current with the most recent trends in Manufacturing.

Hermann E. Zenz joined Precision as Quality Manager in January 2003. His distinguished career spans over 20 years, mostly acquired in similar capacity with industry leaders such as B/E Aerospace, EFTC, AlliedSignal Aerospace, and Bendix. Mr. Zenz received his degree in Mechanical Engineering from Cleveland Engineering Institute. A native of Austria, he is also fluent in German.

Richard J. Adinolfi is one Precision's two CNC Programmers. Programmers are responsible for studying the customers' blueprints, providing feedback on the design and finally converting the information on them into a computer-friendly code that runs the expensive CNC machinery on the shop floor. Mr. Adinolfi has over 20 years of experience in all aspects of the sheet metal business. His previous employers include solid industry names such as Magnum Metals, Stanron Steel, Amity Fabricators just to name a few. Mr. Adinolfi attended Hofstra University in New York where he majored in Pre-Med.

Robert L. Webb, the other CNC programmer, similarly has over 20 years of experience in all facets of the business. Some of his prior employers include Karlee Company of Garland, TX (a subcontractor for Nokia Corporation), H&O Research (Division of Haggar Apparel), and Electrospace Inc.

Robert Hornick is Precision's Plant Manager. He established his career in the sheet metal business as a welder over 20 years ago. He joined Precision in 1990 as a welder.

Callie Holladay is their Shipping & Receiving Manager. She is also responsible for physically placing the orders materials, hardware and shop supplies. She has over 17 years of experience in this business.

Robert LeBlanc, Jr., along with Gregory S. Wilson and Gerald E. Flint, handle much of the quoting on the jobs. Job profitability largely hinges on the skill and experience of the person in this position. As a 20-year veteran in the sheet metal business he has a thorough understanding of blueprints, various metals and hardware, and how certain customer orders should be run through the shop floor from a logistical standpoint.

Robert M. Ramer has worked for Precision as their dynamic sales representative for the past 16 years. He has been instrumental in securing some of the more prestigious and profitable customer accounts for Precision due to his intimate knowledge of the U.S. and South Florida manufacturing communities. Mr. Ramer is an alumnus of Babson College (Class of 1968) in Babson Park, MA.

Past and Present

     The Company Was Formed In December 1985 Churchill Carter and Ralph Crawley purchased the assets of Montana Metal Products plant located at 6801 N.W. 15th Avenue, Fort Lauderdale. The shop consisted of 15,000 square feet and 9 employees. In December 1989, they moved to the current 40,000 square foot location on S.W. 8th Street in Pompano Beach. The number of employees had grown to 66. The customer base and work load continued to grow to the point where in 1992 they had 90 employees on two shifts. A second plant was added in February 1993 when the buildings and equipment of Magnum Metals Manufacturing on 66th Ave., in Plantation, Florida was purchased. This full service facility consisted of 35,000 square feet and employed 11 people. This acquisition allowed them to separate their sheet metal work between the two plants and expand their machining capabilities.

     In August of 1996,  Greg  Wilson and Jerry  Flint  collectively  bought out
Carter & Crawley and consequently changed the name to Precision Metal Industries. With this purchase they also reinvested in the latest state-of-the-art equipment and software to make them one of the leading sheet metal manufacturers in the state of Florida. These significant expansions (1989 and 1993) have brought the facility to where it is now, and allow Precision to provide customers the full range of service they require. They utilize the most technologically advanced computers and equipment available and they currently employ approximately 100 people.

Products

     Precision offers protective housing solutions for a wide range of electronic components. Precision makes "the connections" and protects the most critical components for technology that surrounds our lives. Precision currently manufactures paints and finishes customized fabricated sheet metal parts primarily for aerospace, medical testing equipment and audio equipment industries. They have traditionally focused on providing the user with high-quality specialized products to meet exact specifications, despite relatively low volume. In an effort to more efficiently and profitably exploit their manufacturing prowess, they plan to launch their our own product line which will include turnkey electronic solutions in the Aerospace, Medical, Security, Entertainment, and Information Technology industries. Lockheed Martin, BE/Aerospace, Siemens, Honeywell, Becker Coulter and General Dynamics are just a few of Precision's many technologically advanced clients who keep them at the cutting edge of aerospace manufacturing. Precision serves the complete Metal design, development and manufacturing needs of a world-wide cadre of companies. They are able to offer "turn-key" services to their customers in all markets. Their operation is active in Homeland Security through their direct contracts with Siemens, Lockheed Martin, General Dynamics, Honeywell and Cross Match.

Growth Strategy

     Although Precision's primary business now is in precision sheet metal and machining and manufacturing, they are strongly seeking to upgrade as a total turnkey manufacturer. We do not intend to grow their company in sheet metal fabrication, but will maintain their current level with existing customer/partners. They are however manufacturing complete electronic assemblies. They have several successes in identifying customer's needs and providing them with an engineered completed product that fits their needs. Some examples are the "Ruggedized" conversion of a plastic thermal printer used by S & H Green Points. They experienced a substantial amount of problems with breakage out in the field. They designed a ruggedized version out of sheet metal that would withstand any amount of abuse out in the field. They have designed and developed a special machine for fast industries to loads up products with variable quantities of their products on marketing strips to be displayed in retail locations.

PRECISION ExpandING Product Line

     Precision has designed and built a special video display complete with computer board, flat screen, switches and audio system for specialized
surveillance  equipment.   Recently  they  have  designed  and  built  a  highly
specialized kiosk gaming machine that has an integrated computer system controlling a touch screen mounted on a flat screen mounted on a flat screen as a complete turn key product.

Turn Key Products

     Precision has recently developed a Chinese connection for providing electronic board assemblies and electronic components that we will assemble into our sheet metal making a total turn key product. They already have sufficient facilities to produce these types of products without the need for additional space. This increased dollar volume mixed with their existing business and overhead costs will dramatically add to the overall profitability of the operation due to running a higher value of revenue across an existing fixed expense of the company. As they are building these turnkey type products into their existing company, they will be actively seeking acquisitions of companies that have electronic products that would provide synergy between companies that would fit with their existing expertise.


ITEM  6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

          Not Applicable.

ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS.


          Exhibits:

           Exhibit  No.   Document  Description
           -----------    ---------------------

                    10   Acquisition Agreement between  International  Wireless,
                         Inc.  and  Precision  Metal   Industries,   Inc.  dated
                         December 11, 2003

                    99   Press Release dated December 11, 2003

ITEM  8.  CHANGE  IN  FISCAL  YEAR.

          Not applicable.


ITEM  9.  REGULATION FD DISCLOSRE

          Not applicable

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 12, 2003                          International Wireless, Inc.
       -------------------                         ----------------------------
                                                   (Registrant)


                                                     /s/  Thomas C. Miller
                                                   ----------------------------
                                                     Thomas C. Miller
                                                     President & CEO

                                                     /s/  Jerry Gruenbaum
                                                   ----------------------------
                                                     Jerry Gruenbaum
                                                     Corporate Secretary